                                                                   Exhibit 99.1

                                                              IMMEDIATE RELEASE
                                                            CONTACT: KARL ELERS
                                                                 (713) 650-6400


             BATTLE MOUNTAIN GOLD RECEIVES NOTICE FROM NORANDA OF
                         INTENT TO NOMINATE DIRECTORS

     Houston, January 27, 2000 -- Battle Mountain Gold Company (BMG-NYSE; BMC-TSE) today reported that it has received a notice from Noranda Inc., a Battle Mountain shareholder, stating that Noranda intends to nominate Edward
V. Blanchard, Jr., Jack L. Cockwell, Gordon E. Forward and Terrence A. Lyons for election as directors at Battle Mountain's next annual meeting. Four directors are scheduled to be elected at the meeting. One of the persons named by Noranda, Mr. Lyons, is an incumbent director of Battle Mountain.

     Battle Mountain Gold Chairman and Chief Executive Officer, Karl E. Elers, said that the Company's board of directors will consider the notice from Noranda at its next regular meeting, to be held on February 4, 2000.

                                     #####